                                CODE OF ETHICS
                                --------------

                             For Access Persons of
                      The Strong Family of Mutual Funds,
                       Strong Capital Management, Inc.,
                           Strong Investments, Inc.,
                          and Flint Prairie, L. L. C.
                            Dated November 9, 2000

                               Table of Contents
                               -----------------

I.  INTRODUCTION.........................................................................................   1
         A.  Fiduciary Duty..............................................................................   1
                1.   Place the interests of Advisory Clients first.......................................   1
                2.   Avoid taking inappropriate advantage of their position..............................   1
                3.   Conduct all Personal Securities Transactions in full compliance with this Code
                      including both the preclearance and reporting requirements.........................   1
         B.  Appendices to the Code......................................................................   1
                1.   Definitions.........................................................................   2
                2.   Contact Persons.....................................................................   2
                3.   Disclosure of Personal Holdings in Securities.......................................   2
                4.   Acknowledgment of Receipt of Code of Ethics and Limited Power of Attorney...........   2
                5.   Preclearance Request for Access Persons.............................................   2
                6.   Annual Code of Ethics Questionnaire.................................................   2
                7.   List of Broad-Based Indices.........................................................   2
                8.   Gift Policy.........................................................................   2
                9.   Insider Trading Policy..............................................................   2
               10.   Electronic Trading Authorization Form...............................................   2
               11.   Social Security Number/Tax Identification Form......................................   2
         C.  Application of the Code to Independent Fund Directors.......................................   2
         D.  Application of the Code to Funds Subadvised by SCM..........................................   2

II. PERSONAL SECURITIES TRANSACTIONS.....................................................................   2
         A.  Annual Disclosure of Personal Holdings by Access Persons....................................   2
         B.  Preclearance Requirements for Access Persons................................................   3
                1.   General Requirement.................................................................   3
                2.   Transactions Exempt from Preclearance Requirements..................................   3
                        a.    Mutual Funds...............................................................   3
                        b.    No Knowledge...............................................................   3
                        c.    Certain Corporate Actions..................................................   3
                        d.    Rights.....................................................................   3
                        e.    Application to Commodities, Futures, Options on Futures and Options on
                               Broad-Based Indices.......................................................   3
                        f.    Miscellaneous..............................................................   4

                         -----------------------------

         C.  Preclearance Requests.......................................................................   4
                1.   Trade Authorization Request Forms...................................................   4
                2.   Review of Form......................................................................   4
                3.   Access Person Designees.............................................................   4
         D.  Prohibited Transactions.....................................................................   5
                1.   Prohibited Securities Transactions..................................................   5
                        a.    Initial Public Offerings...................................................   5
                        b.    Pending Buy or Sell Orders.................................................   5
                        c.    Seven Day Blackout.........................................................   5
                        d.    Intention to Buy or Sell for Advisory Client...............................   6
                        e.    60-Day Blackout............................................................   6
                2.   Always Prohibited Securities Transactions...........................................   6
                        a.    Inside Information.........................................................   6
                        b.    Market Manipulation........................................................   6
                        c.    Large Positions in Registered Investment Companies.........................   6
                        d.    Others.....................................................................   6
                3.   Private Placements..................................................................   6
                4.   No Explanation Required for Refusals................................................   7
         E.  Execution of Personal Securities Transactions...............................................   7
         F.  Length of Trade Authorization Approval......................................................   7
         G.  Trade Reporting Requirements................................................................   7
                1.   Reporting Requirement...............................................................   7
                2.   Disclaimers.........................................................................   8
                3.   Quarterly Review....................................................................   8
                4.   Availability of Reports.............................................................   8

III.  FIDUCIARY DUTIES...................................................................................   9
         A.  Confidentiality.............................................................................   9
         B.  Gifts.......................................................................................   9
                1.   Accepting Gifts.....................................................................   9
                2.   Solicitation of Gifts...............................................................   9
                3.   Giving Gifts 9
         C.  Payments to Advisory Clients................................................................   9
         D.  Corporate Opportunities.....................................................................   9
         E.  Undue Influence.............................................................................  10
         F.  Service as a Director.......................................................................  10
         G.  Involvement in Criminal Matters or Investment-Related Civil Proceedings.....................  10

                         -----------------------------

IV.  COMPLIANCE WITH THIS CODE OF ETHICS.............................................................   10
         A.  Code of Ethics Review Committee.........................................................   10
                1.   Membership, Voting, and Quorum..................................................   10
                2.   Violations of the Code..........................................................   10
                3.   Annual Reports..................................................................   11
         B.  Remedies................................................................................   11
                1.   Sanctions.......................................................................   11
                2.   Sole Authority..................................................................   11
                3.   Review..........................................................................   11
         C.  Exceptions to the Code..................................................................   12
                1.   Material........................................................................   12
                2.   Diminimus.......................................................................   12
         D.  Compliance Certification................................................................   12
         E.  Record Retention........................................................................   12
                1.   Code of Ethics..................................................................   12
                2.   Violations......................................................................   12
                3.   Required Reports................................................................   12
                4.   Access Person List..............................................................   12
         F.  Inquiries Regarding the Code............................................................   12

                                CODE OF ETHICS
                                --------------

                             For Access Persons of
                      The Strong Family of Mutual Funds,
                       Strong Capital Management, Inc.,
                           Strong Investments, Inc.,
                          and Flint Prairie, L. L. C.
                            Dated November 9, 2000

                              Table of Appendices
                              -------------------

Appendix 1    (Definitions)........................................................................   13
Appendix 2    (Contact Persons)....................................................................   16
Appendix 3    (Disclosure of Personal Holdings in Securities)......................................   17
Appendix 4    (Acknowledgment of Receipt of Code of Ethics and Limited Power of Attorney)..........   18
Appendix 5    (Preclearance Request for Access Persons)............................................   19
Appendix 6    (Annual Code of Ethics Questionnaire)................................................   20
Appendix 7    (List of Broad-Based Indices)........................................................   23
Appendix 8    (Gift Policy)........................................................................   24
Appendix 9    (Insider Trading Policy).............................................................   26
Appendix 10  (Electronic Trading Authorization Form) ..............................................   30
Appendix 11  (Social Security Number/Tax Identification Form) .....................................   31

                                CODE OF ETHICS
                                --------------

                             For Access Persons of
                      The Strong Family of Mutual Funds,
                       Strong Capital Management, Inc.,
                           Strong Investments, Inc.,
                          and Flint Prairie, L. L. C.
                            Dated November 9, 2000


                             I.   INTRODUCTION/1/
                             --------------------

     A.   Fiduciary Duty.  This Code of Ethics is based upon the principle
          --------------
that directors, officers and associates of Strong Capital Management, Inc. ("SCM"), Strong Investments, Inc. ("SII"), the Strong Family of Mutual Funds ("the Strong Funds"), and Flint Prairie, L. L. C. ("Flint Prairie") have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Advisory Clients of SCM.

     As fiduciaries, Access Persons must at all times:

          1.   Place the interests of Advisory Clients first.  Access Persons
               ---------------------------------------------
     must avoid serving their own personal interests ahead of the interests of the Advisory Clients of SCM. An Access Person may not induce or cause an Advisory Client to take action, or not to take action, for personal benefit rather than for the benefit of the Advisory Client. For example, an Access Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned solely for the purpose of increasing the price of that Security.

          2.   Avoid taking inappropriate advantage of their position.  The
               ------------------------------------------------------
     receipt of investment opportunities, perks or gifts from persons seeking business with the Strong Funds, SCM, SII, Flint Prairie or their clients could call into question the exercise of an Access Person's independent judgment. Access persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

          3.   Conduct all Personal Securities Transactions in full compliance
               ---------------------------------------------------------------
     with this Code including both the preclearance and reporting requirements.
     -------------------------------------------------------------------------
     Doubtful situations should be resolved in favor of Advisory Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that may indicate an abuse of fiduciary duties.

_____________________
/1/ Capitalized words are defined in Appendix 1.

     B.   Appendices to the Code.  The appendices to this Code are attached
          ----------------------
hereto, are a part of the Code, and include the following:

          1. Definitions--capitalized words as defined in the Code (Appendix 1),
             -----------


          2. Contact Persons, including the Preclearance Officer designees and
             ---------------
     the Code of Ethics Review Committee  (Appendix 2),

          3. Disclosure of Personal Holdings in Securities  (Appendix 3),
             ---------------------------------------------

          4. Acknowledgment of Receipt of Code of Ethics and Limited Power of
             ----------------------------------------------------------------
     Attorney (Appendix 4),
     --------

          5. Preclearance Request for Access Persons (Appendix 5),
             ---------------------------------------

          6. Annual Code of Ethics Questionnaire (Appendix 6),
             -----------------------------------

          7. List of Broad-Based Indices (Appendix 7),
             ---------------------------

          8. Gift Policy (Appendix 8),
             -----------

          9. Insider Trading Policy (Appendix 9)
             ----------------------

         10. Electronic Trading Authorization Form (Appendix 10), and
             -------------------------------------

         11. Social Security Number/Tax Identification Form (Appendix 11).
             ----------------------------------------------

     C.   Application of the Code to Independent Fund Directors.  This Code
          -----------------------------------------------------
applies to Independent Fund Directors and requires Independent Fund Directors and their Immediate Families to report Securities Transactions to the Compliance Department in accordance with the trade reporting requirements (Section II.G.). However, provisions of the Code relating to the disclosure of personal holdings (Section II.A.), preclearance of trades (Section II.B.), prohibited transactions (II.D.1.), large positions in registered investment companies (Section II.D.2.c.), private placements (Section II.D.3.), restrictions on serving as a director of a publicly-traded company (Section III.F.) and receipt of gifts (Section III.B.) do not apply to Independent Fund Directors.

     D.   Application of the Code to Funds Subadvised by SCM.  This Code does
          --------------------------------------------------
not apply to the directors, officers and general partners of Funds for which SCM serves as a subadviser.

                     II.  PERSONAL SECURITIES TRANSACTIONS
                     -------------------------------------

     A.   Annual Disclosure of Personal Holdings by Access Persons.  Upon
          --------------------------------------------------------
designation as an Access Person, and thereafter on an annual basis, all Access Persons must report on the Disclosure of Personal Holdings In Securities Form (Appendix 3) (or a substantially similar form) all Securities, including securities held in certificate form, in which they have a Beneficial Interest and all Securities in non-client accounts for which they make investment decisions (previously reported holdings, as well as those specifically excluded from the definition of Security, need not be reported). This provision does not apply to Independent Fund Directors.

     B.   Preclearance Requirements for Access Persons.
          --------------------------------------------

          1.   General Requirement.  Except for the transactions set forth
               -------------------
     in Section II.B.2., all Securities Transactions in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest must be precleared with the Preclearance Officer or his or her designee. This provision does not apply to transactions of Independent Fund Directors and their Immediate Families.

          2.   Transactions Exempt from Preclearance Requirements.  The
               --------------------------------------------------
     following Securities Transactions are exempt from the preclearance requirements set forth in Section II.B.1. of this Code:

               a.   Mutual Funds.  Securities issued by any registered open-end
                    ------------
          investment companies (including but not limited to the Strong Funds);

               b.   No Knowledge.  Securities Transactions where neither SCM,
                    ------------
          the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

               c.   Certain Corporate Actions.  Any acquisition or disposition
                    -------------------------
          of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities. Odd-lot tender offers are also exempt from the preclearance requirements; however, all other tender offers must be precleared;

               d.   Rights.  Any acquisition or disposition of Securities
                    ------
          through the exercise of rights, options, convertible bonds or other instruments acquired in compliance with this Code;

               e.   Application to Commodities, Futures, Options on Futures and
                    -----------------------------------------------------------
          Options on Broad-Based Indices.  Commodities, futures (including
          ------------------------------
          currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based are not subject to preclearance or the seven day black out, 30-day profit disgorgement and other prohibited transaction provisions of
          Section II.D.1. of the Code but are subject to transaction reporting requirements (Section II.G.). The options on indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Appendix 7.

          The options on indices that are not designated as broad-based are
                                          ---                           ---
          subject to the preclearance, seven-day blackout, 30-day profit disgorgement, prohibited transaction and reporting provisions of the Code.

               f.   Miscellaneous.  Any transaction in the following: (1)
                    -------------
          bankers acceptances; (2) bank certificates of deposit ("CDs"); (3) commercial paper; (4) repurchase agreements (when backed by exempt securities); (5) U.S. Government Securities; (6) the acquisition of equity securities in dividend reinvestment plans ("DRIPs"), when the acquisition is directly through the issuer or its non-broker agent;
          (7) Securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP or other similar plan; and (8) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the grounds that the risk of abuse is minimal or non-existent.

C.   Preclearance Requests.
     ---------------------

     1.   Trade Authorization Request Forms.  Prior to entering an order for a
          ---------------------------------
Securities Transaction that requires preclearance, the Access Person, or his/her designee, must complete, in writing, a Preclearance Request For Access Persons Form (Appendix 5) and submit the completed form to the Preclearance Officer (or his or her designee). The Preclearance Request For Access Persons Form requires Access Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Preclearance Officer that require preclearance must be submitted to his or her designee.

     2.   Review of Form.  After receiving the completed Preclearance Request
          --------------
For Access Persons Form, the Preclearance Officer (or his or her designee) will
(a) review the information set forth in the form, (b) independently confirm whether the Securities are held by any Funds or other accounts managed by SCM and whether there are any unexecuted orders to purchase or sell the Securities by any Fund or accounts managed by SCM and (c) as soon as reasonably practicable, determine whether to clear the proposed Securities Transaction. The authorization, date, and time of the authorization must be reflected on the Preclearance Request For Access Persons Form. The Preclearance Officer (or his or her designee) will keep one copy of the completed form for the Compliance Department, send one copy to the Access Person seeking authorization and send the third copy to the Trading Department, (except in the case of an on-line trade) which will cause the transaction to be executed. If the brokerage account is an Electronic Trading Account and the Access Person has completed the Electronic Trading Authorization Form (Appendix 10), the Access Person will execute the transaction before the close of trading on the day preclearance is given on his or her own behalf and will provide Compliance with a copy of the electronic confirmation by the end of the next business day.

No order for a securities transaction for which preclearance authorization is sought may be placed prior to the receipt of written authorization of the
                                             -------
transaction by the preclearance officer (or his or her designee). Verbal approvals are not permitted.

     3.   Access Person Designees.  If an Access Person is unable to personally
          -----------------------
effect a personal Securities Transaction, such Access Person may designate an individual at SCM to complete and submit for preclearance on his or her behalf a Preclearance Request For Access Persons Form provided the following requirements are satisfied:

          a. The Access Person communicates the details of the trade and affirms the accuracy of the representations and warranties contained on the Form directly to such designated person; and

          b. The designated person completes the Preclearance Request For Access Persons Form on behalf of the Access Person in accordance with the requirements of the Code and then executes the Access Person Designee Certification contained in the Form. The Access Person does not need to sign the Form so long as the foregoing certification is provided.

D.   Prohibited Transactions.
     -----------------------

     1.   Prohibited Securities Transactions.  The following Securities
          ----------------------------------
Transactions for accounts in which an Access Person or a member of his or her Immediate Family have a Beneficial Interest, to the extent they require preclearance under Section II.B. above, are prohibited and will not be authorized by the Preclearance Officer (or his or her designee) absent exceptional circumstances:

          a.   Initial Public Offerings.  Any purchase of Securities in an
               ------------------------
     initial public offering (other than a new offering of a registered open-end investment company);

          b.   Pending Buy or Sell Orders.  Any purchase or sale of Securities
               --------------------------
      on any day during which any Advisory Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn, unless the purchase or sale is a Program Trade or an out-of-the-money limit order;

          c.   Seven Day Blackout.  Purchases or sales of Securities within
               ------------------
     seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client , unless the purchase or sale is a Program Trade. For example, if an Advisory Client trades in a Security on day one, day eight is the first day the Access Person may trade that Security for an account in which he or she has a beneficial interest;

          d.   Intention to Buy or Sell for Advisory Client.  Purchases or
               --------------------------------------------
     sales of Securities at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client, unless the purchase or sale is a Program Trade; and

          e.   30-Day Blackout.  (1) Sales of a Security within 30 days of the
               ---------------
     purchase of the Security (or an Equivalent Security) (2) purchases of a Security within 30 days of the sale of the Security (or an Equivalent Security), unless in each case, the Access Person agrees to give up all profits on the transaction to a charitable organization or if a loss has been incurred.

     2.   Always Prohibited Securities Transactions.  The following Securities
          -----------------------------------------
Transactions are prohibited and will not be authorized under any circumstances:

          a.   Inside Information.  Any transaction in a Security while in
               ------------------
     possession of material non-public information regarding the Security or the issuer of the Security (see Insider Trading Policy, Appendix 9);

          b.   Market Manipulation.  Transactions intended to raise, lower, or
               -------------------
     maintain the price of any Security or to create a false appearance of active trading;

          c.   Large Positions in Registered Investment Companies. Transactions
               --------------------------------------------------
     in a registered investment company, including Strong Funds, which result in the Access Person owning five percent or more of any class of securities in such investment company (this prohibition does not apply to Independent Fund Directors); and

          d.   Others.  Any other transactions deemed by the Preclearance
               ------
     Officer (or his or her designee) to involve a conflict of interest, possible diversion of corporate opportunity or an appearance of impropriety.

     3.   Private Placements.  Acquisitions of Beneficial Interests in
          ------------------
Securities in a private placement by an Access Person are strongly discouraged. The Preclearance Officer (or his or her designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person and after a Private Placement memorandum is completed. Access Persons who have been authorized to acquire and have acquired securities in a private placement are required to disclose that investment to the Compliance Department if they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client. In such circumstances, the decision to purchase securities of the issuer by an Advisory Client must be independently authorized by a Portfolio Manager with no personal interest in the issuer. This provision does not apply to Independent Fund Directors.

          4.   No Explanation Required for Refusals.  In some cases, the
               ------------------------------------
     Preclearance Officer (or his or her designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Preclearance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     E.   Execution of Personal Securities Transactions.  Unless an exception is
          ---------------------------------------------
provided in writing by the Compliance Department, all transactions in Securities subject to the preclearance requirements for which an Access Person or a member of his or her Immediate Family has a Beneficial Interest shall be executed by the Trading Department. However, if the Access Person's brokerage account is an Electronic Trading Account, the transaction may be placed by the Access Person or an immediate family member. IN ALL INSTANCES, THE TRADING DEPARTMENT MUST GIVE PRIORITY TO CLIENT TRADES OVER ACCESS PERSON TRADES.

     F.   Length of Trade Authorization Approval.  The authorization provided by
          --------------------------------------
the Preclearance Officer (or his or her designee) is effective until the earlier of (1) its revocation; (2) the close of business on the second trading day after the authorization is granted for transactions placed by the Trading Department (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday); (3) the close of business of the same trading day that the authorization is granted for transactions placed through an Electronic Trading Account; or (4) the Access Person learns that the information in the Trade Authorization Request Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. For Securities Transactions placed by the Trading Department that have not been executed within two trading days after the day the authorization is granted (for example, in the case of a limit order or a Not Held Order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way.

     G.   Trade Reporting Requirements.
          ----------------------------

          1.   Reporting Requirement.  Every Access Person and members of his
               ---------------------
     or her Immediate Family (including Independent Fund Directors and their Immediate Families) must arrange for the Compliance Department to receive directly from any broker, dealer or bank that effects any Securities Transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a Beneficial Interest. Additionally, securities held in certificate form that are not included in the periodic statements must also be reported. To assist in making these arrangements, the Compliance Department will send a letter to each brokerage firm based on the information provided by the Access Person in Appendix 3.

     The foregoing does not apply to transactions and holdings in (1) open-end investment companies including but not limited to the Strong Funds, (2) bankers acceptances, (3) bank certificates of deposit ("CDs"), (4) commercial paper, (5) repurchase agreements when backed by exempt securities, (6) U. S. Government Securities, (7) the acquisition of equity securities in dividend reinvestment plans ("DRIPs"), when the acquisition is directly through the issuer or its non-broker agent; or (8) securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP or other similar plan.

          2.   Disclaimers.  Any report of a Securities Transaction for the
               -----------
benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          3.   Quarterly Review.  At least quarterly, for Securities
               ----------------
Transactions requiring preclearance under this Code, the Preclearance Officer (or his or her designee) shall compare the confirmations and periodic statements provided pursuant to the trade reporting requirements (Section II.G.1.) to the approved Trade Authorization Request Forms. Such review shall include:

               a.   Whether the Securities Transaction complied with this Code;

               b. Whether the Securities Transaction was authorized in advance of its placement;

               c. Whether the Securities Transaction was executed within two full trading days of when it was authorized;

               d. Whether any Fund or accounts managed by SCM owned the Securities at the time of the Securities Transaction, and;

               e. Whether any Fund or separate accounts managed by SCM purchased or sold the Securities in the Securities Transaction within at least 10 days of the Securities Transaction.

          4.   Availability of Reports.  All information supplied pursuant to
               -----------------------
this Code will be available for inspection by the Boards of Directors of SCM and SII; the Board of Directors of each Strong Fund; the Code of Ethics Review Committee; the Compliance Department; the Access Person's department manager (or designee); any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Strong Funds, SCM, SII or Flint Prairie is a member.

                            III.  FIDUCIARY DUTIES
                            ----------------------

     A.   Confidentiality.  Access Persons are prohibited from revealing
          ---------------
information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

     B.   Gifts.  The following provisions on gifts apply only to associates of
          -----
SCM, SII and Flint Prairie:

          1.   Accepting Gifts.  On occasion, because of their position with
               ---------------
     SCM, SII, the Strong Funds or Flint Prairie, associates may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of SCM, SII, the Strong Funds and Flint Prairie. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business meals, entertainment (e.g., sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Please see the Gift Policy (Appendix 8) for additional information.

               If an associate receives any gift that might be prohibited under this Code, the associate must inform the Compliance Department.

          2.   Solicitation of Gifts.  Associates of SCM, SII or Flint Prairie
               ---------------------
     may not solicit gifts or gratuities.

          3.   Giving Gifts.  Associates of SCM, SII or Flint Prairie may not
               ------------
     give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media or clients of the firm. Please see the Gift Policy (Appendix 8) for additional information.

     C.   Payments to Advisory Clients.  Access Persons may not make any
          ----------------------------
payments to Advisory Clients in order to resolve any type of Advisory Client complaint. All such matters must be handled by the Legal Department.

     D.   Corporate Opportunities.  Access Persons may not take personal
          -----------------------
advantage of any opportunity properly belonging to any Advisory Client, SCM, SII or Flint Prairie. This includes, but is not limited to, acquiring Securities for one's own account that could otherwise be acquired for an Advisory Client.

     E.   Undue Influence.  Access Persons may not cause or attempt to cause
          ---------------
any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client, any Beneficial Interest that the Access Person (or Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family) or the appearance of impropriety. If the Access Person in question is a person with authority to make investment decisions for the Advisory Client, disclosure must also be made to the Compliance Department. The person to whom the Access Person reports the interest, in consultation with the Compliance Department, must determine whether the Access Person will be restricted in making investment decisions.

     F.   Service as a Director.  No Access Person, other than an Independent
          ---------------------
Fund Director, may serve on the board of directors of a publicly-held company not affiliated with SCM, SII, the Strong Funds or Flint Prairie absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Access Person be isolated through "Chinese Wall" or other procedures from those making investment decisions related to the issuer on whose board the Access Person sits.

     G.   Involvement in Criminal Matters or Investment-Related Civil
          -----------------------------------------------------------
Proceedings.  Each Access Person must notify the Compliance Department, as soon
-----------
as reasonably practical, if arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic or similar violations) or if named as a defendant in any Investment-Related civil proceedings or any administrative or disciplinary action.

                   IV.  COMPLIANCE WITH THIS CODE OF ETHICS
                   ----------------------------------------

     A.   Code of Ethics Review Committee.
          -------------------------------

          1.   Membership, Voting, and Quorum.  The Code of Ethics Review
               ------------------------------
     Committee shall consist of Senior Officers of SCM. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled; and in the case of extended absences or periods of unavailability, alternates may be selected by the majority vote of the remaining members of the Committee. However, in the event that the General Counsel is unavailable, at least one member of the Committee shall also be a member of the Compliance Department.

          2.   Investigating Violations of the Code.  The General Counsel,
               ------------------------------------
     or his or her designee, is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an associate of SCM, SII or Flint Prairie for which significant remedial action was taken will be reported to the Boards of Directors of the Strong Funds at the next regularly scheduled quarterly Board meeting.

          3.   Annual Reports.  The Code of Ethics Review Committee will
               --------------
     review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the Boards of Directors of SCM, SII and each Strong Fund that:

               a. Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifies any violation requiring significant remedial action during the past year; and

               c. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations.

     B.   Remedies.
          --------

          1.   Sanctions.  If the Code of Ethics Review Committee determines
               ---------
     that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), impose a fine, civil referral to the SEC, criminal referral, and termination of employment for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization. No member of the Code of Ethics Review Committee may review his or her own transaction.

          2.   Sole Authority.  The Code of Ethics Review Committee has sole
               --------------
     authority, subject to the review set forth in Section IV.B.3. below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3.   Review.  Whenever the Code of Ethics Review Committee determines
               ------
     that an Access Person has committed a violation of this Code that merits significant remedial action, it will report promptly to the Boards of Directors of SCM and/or SII (as appropriate), and no less frequently than the quarterly meeting to the Boards of Directors of the applicable Strong Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of SCM, SII and the Strong Funds may modify such sanctions, as they deem appropriate. Such Boards may have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether to delay the imposition of any sanctions pending review by the applicable Boards of Directors.

     C.   Exceptions to the Code.  Although exceptions to the Code will rarely,
          ----------------------
if ever, be granted, the General Counsel of SCM or the Director of Compliance may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse.

          1.   Material.  All Material exceptions must be in writing, and must
               --------
be pre-approved by the counsel to the independent directors for the Strong Funds and must be reported as soon as practicable to the Code of Ethics Review Committee and to the Boards of Directors of the SCM Funds at their next regularly scheduled meeting after the exception is granted. Refer to Appendix 1 for the definition of "Material."

          2.   Diminimus.  Preclearance requests of 500 shares (or less) or less
               ---------
than $10,000 in Large Capitalization Securities will be blocked only by pending Advisory Client trades. Refer to Appendix 1 for the definition of "Large Capitalization Security".

     D.   Compliance Certification.  At least annually, all Access Persons will
          ------------------------
be required to certify on the Annual Code of Ethics Questionnaire set forth in Appendix 6, or on a document substantially in the form of Appendix 6, that they have complied with the Code in all respects.

     E.   Record Retention.  SCM will, at its principal place of business,
          ----------------
maintain the following records in an easily accessible place, for at least six years and will make records available to the SEC or any representative thereof at any time:

          1.   Code of Ethics.  A copy of the Code of Ethics which is, or at any
               --------------
     time has been, in effect.

          2.   Violations.  A record of any violation of such Code of Ethics and
               ----------
     any action taken as a result of such violation.

          3.   Required Reports.  A copy of each report made by an Access Person
               ----------------
     pursuant to the Code of Ethics shall include records of the procedures followed in connection with the preclearance and reporting requirements of this Code and information relied on by the Preclearance Officer in authorizing the Securities Transaction and in making the post-Securities Transaction determination.

          4.   Access Person List.  A list of all persons who are, or have been,
               ------------------
     required to make reports pursuant to the Code of Ethics.

     F.   Inquiries Regarding the Code.  The Compliance Department will answer
          ----------------------------
any questions about this Code or any other compliance-related matters.

                                                                      Appendix 1

                                  DEFINITIONS

     "Access Person" means (1) every director, officer, and general partner of
      -------------
SCM, SII, the Strong Funds and Flint Prairie; (2) every associate of SCM, SII and Flint Prairie who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Client's account; (3) every associate of SCM, SII and Flint Prairie who is involved in making purchase or sale recommendations for an Advisory Client's account; (4) every associate of SCM, SII and Flint Prairie who obtains information concerning such recommendations prior to their dissemination; and (5) such agents of SCM, SII, the Funds or Flint Prairie as the Compliance Department shall designate who may be deemed an Access Person if they were an associate of the foregoing. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e)(1) promulgated under the Investment Company Act of 1940.

     "Advisory Client" means any client (including both investment companies and
      ---------------
managed accounts) for which SCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its Trading Department.

     "Beneficial Interest" means the opportunity, directly or indirectly,
      -------------------
through any contract, arrangement, understanding, relationship or otherwise, to profit or share in any profit derived from a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "Code" means this Code of Ethics.
      ----

     "Compliance Department" means the designated persons listed on Appendix 2,
      ---------------------
as such Appendix shall be amended from time to time.

     "Electronic Trading Account" means a brokerage account held by an Access
      --------------------------
Person where Securities Transactions are placed either electronically via the Internet or the telephone. All such Securities Transactions must be precleared by the Compliance Department.

     "Equivalent Security" means any Security issued by the same entity as the
      -------------------
issuer of a subject Security that is convertible into the equity Security of the issuer. Examples include options but are not limited to rights, stock appreciation rights, warrants and convertible bonds.

     "Fund" means an investment company registered under the Investment Company
      ----
Act of 1940 (or a portfolio or series thereof) for which SCM serves as an adviser or subadviser.

     "Immediate Family" of an Access Person means any of the following persons
      ----------------
who reside in the same household as the Access Person:


          child               grandparent         son-in-law
          stepchild           spouse              daughter-in-law
          grandchild          sibling             brother-in-law
          parent              mother-in-law       sister-in-law
          stepparent          father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel or Director of Compliance determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "Independent Fund Director" means an independent director of an investment
      -------------------------
company for which SCM serves as the advisor.

     "Large Capitalization Security" is over 5 billion in market capitalization.
      -----------------------------

     "Legal Department" means the SCM Legal/Compliance Department.
      ----------------

     "Material" for purposes of this reporting requirement, shall mean the
      --------
following:

          1. Number of Shares - Any transaction for more than 1,000 shares shall be deemed material and subject to reporting. Whether a transaction of 1,000 shares or less is material shall be determined on a case-by-case basis; in particular, the less liquid a security is, the lower the threshold that should be used for the materiality determination.

          2. Dollar Value of Transaction - Any transaction with a dollar value in excess of $25,000 shall be deemed material and subject to reporting. Whether a transaction of $25,000 or less is material shall be determined on a case-by-case basis.

          3. Number of Transactions in a Year - The General Counsel or Director of Compliance may grant no more than two exceptions per associate per year that are not subject to reporting to the Strong Funds Board of Directors. For example, if the General Counsel or Director of Compliance has granted two exceptions to an associate, any exception granted thereafter shall be deemed
                             ---
               material and subject to reporting (irrespective of the number of shares or other circumstances of the transaction).

          4. Consultation with Independent Counsel - In any case where the General Counsel or Director of Compliance believes there is an issue of whether a proposed exception is material and subject to reporting, he or she shall consult with counsel to the independent directors for the Strong Funds.


     "Not Held Order"  means an order placed with a broker and ultimately
      --------------
executed at the discretion of the broker.

     "Portfolio Manager" means a person who has or shares principal day-to-day
      -----------------
responsibility for managing the portfolio of an Advisory Client.

     "Preclearance Officer" means the person designated as the Preclearance
      --------------------
Officer in Appendix 2 hereof.

     "Program Trade" is where a Portfolio Manager directs a trader to do trades
      -------------
in either an index-type account or portion of an account or, at a minimum, 25-30% of the Securities in a non-index account. Program Trades for non-index type accounts generally arise in any of three situations: (1) cash or other assets are being added to an account and the Portfolio Manager instructs the trader that new securities are to be bought in a manner that maintains the account's existing allocations; (2) cash is being withdrawn from an account and the Portfolio Manager instructs the trader that securities are to be sold in a manner that maintains the account's current securities allocations; and (3) a new account is established and the Portfolio Manager instructs the trader to buy specific securities in the same allocation percentages as are held by other client accounts.

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "Security" includes stock; notes, bonds, debentures and other evidences of
      --------
indebtedness (including loan participations and assignments); limited partnership interests; investment contracts; all derivative instruments of the foregoing, such as options and warrants; and other items mentioned in Section 2(a)(36) of the 1940 Act, not specifically exempted by Rule 17j-1. Items excluded from the definition of "Security" by Rule 17j-1 are U. S. Government Securities, bankers acceptances, bank certificates of deposit, commercial paper and shares of open-end investment companies. In addition, security does not include futures, commodities, currencies or options on the aforementioned, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "Securities Transaction" means a purchase or sale of Securities, in which
      ----------------------
an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

     "SCM" means Strong Capital Management, Inc.
      ---

     "Strong Funds" means the investment companies comprising the Strong Family
      ------------
of Mutual Funds or any derivation thereof.

     "U.S. Government Security" means any security issued or guaranteed as to
      ------------------------
principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                                                                      Appendix 2

                                CONTACT PERSONS

PRECLEARANCE OFFICER

     Elizabeth Cohernour,  General Counsel

DESIGNEES OF PRECLEARANCE OFFICER

     Thomas A. Hooker, Director of Compliance
     Connie Wick
     Susan Hollister
     Jane Lisheron

COMPLIANCE DEPARTMENT

     Thomas A. Hooker, Director of Compliance
     Jane Lisheron
     Kerry Laurin

CODE OF ETHICS REVIEW COMMITTEE

     Elizabeth Cohernour, General Counsel
     Thomas A. Hooker, Director of Compliance

                                                                      Appendix 3

                        PERSONAL HOLDINGS IN SECURITIES

    In accordance with Section II.A. of the Code of Ethics, please provide a list of all Securities (other than those specifically excluded from the definition of Security), including physical certificates held, in which each Access Person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person and all Securities in non-client accounts for which the Access Person makes investment decisions.

(1)  Name of Access Person:                       ______________________________

(2)  If different than (1), name of the person
     in whose name the account is held:           ______________________________

(3)  Relationship of (2) to (1):                  ______________________________

(4)  Broker at which Account is maintained:       ______________________________

(5)  Account Number:                              ______________________________

(6)  Contact person at Broker and phone number    ______________________________

(7) For each account, attach the most recent account statement listing Securities in that account. If the Access Person owns Beneficial Interests in Securities that are not listed in an attached account statement, or holds the physical certificate, list them below:

       Name of Security       Quantity       Value        Custodian
       ----------------       --------       -----        ---------

1.  ____________________________________________________________________________

2.  ____________________________________________________________________________

3.  ____________________________________________________________________________

4.  ____________________________________________________________________________

5.  ____________________________________________________________________________

6.  ____________________________________________________________________________

                     (Attach separate sheet if necessary.)

     I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

                                                  ______________________________
                                                  Access Person Signature

Dated: __________________________                 ______________________________
                                                  Print Name

                                                                      Appendix 4

                  ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                         AND LIMITED POWER OF ATTORNEY


     I acknowledge that I have received the Code of Ethics dated October 22, 1999, and represent that:

          1. In accordance with Section II.A. of the Code of Ethics, I will fully disclose the Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest.*

          2. In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B. 2. of the Code of Ethics.*

          3. In accordance with Section II.G.1. of the Code of Ethics, I will report all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section II.G.1. of the Code of Ethics.

          4.   I will comply with the Code of Ethics in all other respects.

          5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.*

     I hereby appoint Strong Capital Management, Inc. as my attorney-in-fact for the purpose of placing orders for and on my behalf to buy, sell, tender, exchange, convert, and otherwise effectuate transactions in any and all stocks, bonds, options, and other securities. I agree that Strong Capital Management, Inc. shall not be liable for the consequences of any errors made by the executing brokers in connection with such transactions.*


                                             ___________________________________
                                             Access Person Signature


                                             ___________________________________
                                             Print Name
Dated:  _________________________

     * Representations (1), (2) and (5) and the Limited Power of Attorney do not apply to Independent Fund Directors.

                                                                      Appendix 5
Ctrl. No:_________________________       Associate ID#________________________

                        STRONG CAPITAL MANAGEMENT, INC.
                    PRECLEARANCE REQUEST FOR ACCESS PERSONS

1.  Name of Access Person (and trading entity, if different): ________________

2.  Name and symbol of Security:                              ________________

3.  Maximum quantity to be purchased or sold:                 ________________

4.  Name, account # & phone # of broker to effect transaction:________________

5.  Check if applicable:   Purchase  ____      Market Order    ____
                           Sale      ____      Limit Order     ____     (Limit Order Price:___________)
                                               Not Held Order  ____

6. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.
     (b)  To my knowledge:
          (1)  The Securities or "equivalent" securities (i.e., securities
                                                          ----
               issued by the same issuer) [ are / are not ] (circle one) held by any investment companies or other accounts managed by SCM;
          (2) There are no outstanding purchase or sell orders for this Security (or any equivalent security) by any investment companies or other accounts managed by SCM; and
          (3) None of the Securities (or equivalent securities) is actively being considered for purchase or sale by any investment companies or other accounts managed by SCM.
     (c)  The Securities are not being acquired in an initial public offering.
     (d) The Securities are not being acquired in a private placement or, if they are, I have reviewed Section II.D.3. of the Code and have attached hereto a written explanation of such transaction.
     (e) If I am a Portfolio Manager, none of the accounts I manage purchased or sold these Securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.
     (f) If I am purchasing these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold these Securities (or equivalent securities) in the prior 60 days.
     (g) If I am selling these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased these Securities (or equivalent securities) in the prior 60 days.
     (h) I have read the SCM Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

_____________________________________      _____________________________________
Access Person                              Print Name

                    CERTIFICATION OF ACCESS PERSON DESIGNEE

     The undersigned hereby certifies that the above Access Person (a) directly instructed me to complete this form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in this form are accurate.

_____________________________________      _____________________________________
Access Person Designee                     Print Name

                                 AUTHORIZATION

Authorized By:_________________  Date:_________________  Time:________________

                                   PLACEMENT

Trader:_____________   Date:______________  Time:____________  Qty:____________

                                   EXECUTION

Trader:____________  Date:_________  Time:________  Qty:________  Price:_______

(Original copy to Compliance Department, Yellow copy to Trading Department, Pink copy to Access Person)

Confidential                                                         Appendix 6

                    ANNUAL CODE OF ETHICS QUESTIONNAIRE/1/
                             For Access Persons of
                      The Strong Family of Mutual Funds,
                       Strong Capital Management, Inc.,
                           Strong Investments, Inc.
                          and Flint Prairie, L. L. C.

                              September 22, 2000

Associate:  ____________________________(please print name)


 I.  Introduction

     Access Persons/2/ are required to answer the following questions for the year September 1, 1999, through August 31, 2000. Answers of "No" to any of the questions in Sections II and III must be explained on the "Attachment" on page 3. Upon completion, please sign and return the questionnaire by Monday, October 2nd, to Jane Lisheron in the Compliance Department. All information provided is kept confidential to the maximum extent possible. If you have any questions, please contact Jane at extension 7126.

 II. Annual certification of compliance with the Code of Ethics

     A. Have you obtained preclearance for all Securities/3/ Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from preclearance under the Code of Ethics? (Circle "Yes" if there have been no Securities Transactions.)

        Yes        No        (circle one)

     B. Have you reported all Securities Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under the Code of Ethics? (Reporting requirements include arranging for the Compliance Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Interest, as well as reporting securities held in certificate form/4/. Circle "Yes" if there are no reportable transactions.)

        Yes         No        (circle one)

     C. Do you understand that you are prohibited from owning five percent or more of any class of security of a registered investment company, and have you so complied?

        Yes         No        (circle one)

     D. Have/will you notify the Compliance Department if you have been arrested, arraigned, indicted, convicted or have plead no contest to any criminal offense (misdemeanor and/or felony) or been named as a defendant in any Investment or Non-Investment Related proceeding, or administrative or disciplinary action in a domestic, foreign or military court? (Circle "Yes" if you have not been arrested, arraigned, etc.)

_________________

/1/ All definitions used in this questionnaire have the same meaning as those in the Code of Ethics.
/2/ Non-Access Persons and Independent Fund Directors of the Strong Funds must complete a separate questionnaire.
/3/ Security, as defined, does NOT include open-end investment companies, including the Strong Funds.
/4/ Please contact Jane Lisheron (x7126) if you are uncertain as to what confirmations and statements you have arranged for the Compliance Department to receive.

        Yes         No        (circle one)

     E. Have you complied with the Code of Ethics in all other respects, including the gift policy?

        Yes         No        (circle one)

        List on the Attachment all reportable gifts/5/ given or received for the year September 1, 1999, through August 31, 2000, noting the month, "counterparty," gift description, and estimated value.

III. Have you complied in all respects with the Insider Trading Policy dated October 22, 1999?

        Yes       No        (circle one)

Answers of "No" to any of the questions in Sections II and III must be explained on the "Attachment" on page 3.

IV.  Disclosure of directorships statement

     A. Are you, or is any member of your Immediate Family, a director of any publicly held companies/6/? (If "Yes," please list on the Attachment each company for which you are, or a member of your Immediate Family is, a director.)

        Yes       No        (circle one)

     B. If you, or any member of your Immediate Family, is a director of any for profit, privately held company, do you have knowledge that any of these companies will go public or be acquired within the next 12 months? (If the answer is "Yes," please be prepared to discuss this matter with a member of the Compliance Department in the near future.)

        Yes         No         (circle one)


I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.

_________________________________________
Access Person Signature

_________________________________________    ___________________________________
Print Name                                   Date

/5/ Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors, (ii) items donated to charity (through Legal), or (iii) food items consumed on the premises. Entertainment - i.e., a meal or activity with the vendor present - does not have to be reported.
/6/ Per Section III.F. of the Code of Ethics, no Access Person, other than an
    Independent Fund Director, may serve on the board of directors of a publicly held company.

                                 ATTACHMENT TO
                      ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please list each company for which you are, or a member or your Immediate Family is, a director (Section IV):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

GIFTS for the year September 1, 1999, through August 31, 2000:

   Month                 Gift Giver / Receiver            Gift Description            Estimated Value
   -----                 ---------------------            ----------------            ---------------
1.___________________________________________________________________________________________________

2.___________________________________________________________________________________________________

3.___________________________________________________________________________________________________

4.___________________________________________________________________________________________________

5.___________________________________________________________________________________________________

6.___________________________________________________________________________________________________

7.___________________________________________________________________________________________________

8.___________________________________________________________________________________________________

9.___________________________________________________________________________________________________

10.__________________________________________________________________________________________________

                (Continue on an additional sheet if necessary.)

                                                                      Appendix 7

                          LIST OF BROAD-BASED INDICES

Listed below are the broad-based indices as designated by the Compliance Department. See Section II.B.2.e. for additional information.

------------------------------------------------------------------------------------------------
DESCRIPTION OF OPTION                             SYMBOL                     EXCHANGE
------------------------------------------------------------------------------------------------
Biotechnology Index                               BTK                        AMEX
------------------------------------------------------------------------------------------------
Computer Technology                               XCI                        AMEX
------------------------------------------------------------------------------------------------
Diamonds                                          DIA, DJD, DXN, DXU, DXV
------------------------------------------------------------------------------------------------
Eurotop 100                                       ERT                        AMEX
------------------------------------------------------------------------------------------------
Gold / Silver Index *                             AUX                        PHLX
------------------------------------------------------------------------------------------------
Hong Kong Option Index                            HKO                        AMEX
------------------------------------------------------------------------------------------------
Inter@ctive Wk. Internet Index                    INX                        CBOE
------------------------------------------------------------------------------------------------
I-Shares                                          Various                    AMEX
------------------------------------------------------------------------------------------------
Japan Index                                       JPN                        AMEX
------------------------------------------------------------------------------------------------
Major Market Index *                              XMI                        AMEX
------------------------------------------------------------------------------------------------
Morgan Stanley High Tech Index                    MSH                        AMEX
------------------------------------------------------------------------------------------------
NASDAQ-100                                        NDX, QQQ                   CBOE
------------------------------------------------------------------------------------------------
Oil Service Sector Index                          OSX                        PHLX
------------------------------------------------------------------------------------------------
Pacific High Tech Index                           XPI                        PSE
------------------------------------------------------------------------------------------------
Russell 2000 *                                    RUT                        CBOE
------------------------------------------------------------------------------------------------
Semiconductor Sector                              SOX                        PHLX
------------------------------------------------------------------------------------------------
S & P 100 *                                       OEX                        CBOE
------------------------------------------------------------------------------------------------
S & P 400 Midcap Index *                          MID, MDY                   CBOE
------------------------------------------------------------------------------------------------
S & P 500 *                                       SPX                        CBOE
------------------------------------------------------------------------------------------------
S&P 1500                                          SPR                        CBOE
------------------------------------------------------------------------------------------------
SPDRS                                             Various                    AMEX
------------------------------------------------------------------------------------------------
Technology Index                                  TXX                        CBOE
------------------------------------------------------------------------------------------------
Value Line Index *                                VLE                        PHLX
------------------------------------------------------------------------------------------------
Wilshire Small Cap Index                          WSX                        PSE
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
* Includes LEAPs
------------------------------------------------------------------------------------------------

                                                                      Appendix 8

                                  GIFT POLICY

     The gift policy of Strong Capital Management, Inc., Strong Investments, Inc. and Flint Prairie, L. L. C. covers both giving gifts to and accepting gifts from clients, brokers, persons with whom we do business or others (collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

     Under our policy, associates may not give gifts to or accept gifts from vendors with a value in excess of $100 per person per year and must report to
                                  ------------------------
the firm annually if they accept certain types of gifts. The NASD defines a "gift" to include any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

     Questions regarding the appropriateness of any gift should be directed to the Legal/Compliance Department.

1. Gifts Given By Associates
----------------------------

     Under applicable NASD rules, an associate may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25.

     This memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate supervisory approval must be obtained before giving any gifts.

2. Gifts Accepted By Associates
-------------------------------

     On occasion, because of their position within the firm, associates may be offered, or may receive without notice, gifts from vendors. Associates may not accept any gift or form of entertainment from vendors (e.g., tickets to the theater or a sporting event where the vendor does not accompany the associate) other than gifts of nominal value, which the NASD defines as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an associate must be reported to the firm, subject to certain exceptions (see heading 4 below). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

     Associates may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount, and under no circumstances may an associate solicit a gift from a vendor.

     Associates may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an associate to decline a gift not permitted by our policy. In such case, the gift should be forwarded to Legal, who will arrange for it to be donated to charity. Similarly, associates may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity. In either situation discussed in this paragraph, an associate would not need to report the gift to the firm (see heading 4 below).

3. Exclusion for Business Entertainment/Personal Gifts
------------------------------------------------------

     Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an associate has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an associate tickets to a sporting event and the associate attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may associates accept business entertainment that is extraordinary or extravagant in nature.

     In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (e.g., gifts between an associate and a vendor where the vendor is a family member or personal friend).

4. Reporting
------------

     The NASD requires gifts to be reported to the firm. Except as noted below, associates must report annually all gifts given to or accepted from vendors (Legal will distribute the appropriate reporting form to associates).

     Associates are not required to report the following: (i) usual and customary promotional items given to or received from vendors (e.g., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through Legal, or (iii) food items consumed on the firm's premises (e.g., candy, popcorn, etc.).

January 1, 1999

                                                                      Appendix 9

                     INSIDER TRADING POLICY AND PROCEDURES
                DESIGNED TO DETECT AND PREVENT INSIDER TRADING


A.  POLICY STATEMENT.
    ----------------

    1.  Introduction.  Strong Capital Management, Inc., Strong Investments,
        ------------
Inc., Heritage Reserve Development Corporation, Flint Prairie, L.L.C. and such other companies which adopt these Policies and Procedures (all of the foregoing entities are collectively referred to herein as "Strong") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Strong by clients is something we should value and endeavor to protect. To further that goal, the Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

    2.  Prohibitions.  Accordingly, associates are prohibited from trading,
        ------------
either personally or on behalf of others (including advisory clients), on material, nonpublic information or communicating material, nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every associate and extends to activities within and outside their duties at Strong. Any questions regarding this policy should be referred to the Compliance Department.

     3.  General Sanctions.  Trading securities while in possession of material,
         -----------------
nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

     4.  Insider Trading Defined.  The term "insider trading" is not defined in
         -----------------------
the federal securities laws, but generally is used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material, nonpublic information to others. While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

         a. trading by an insider, while in possession of material, nonpublic information;

         b. trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

         c. recommending the purchase or sale of securities on the basis of material, nonpublic information;

         d.  communicating material, nonpublic information to others; or

         e. providing substantial assistance to someone who is engaged in any of the above activities.

     The elements of insider trading and the penalties for such unlawful conduct are described below. Any associate who, after reviewing these Policies and Procedures has any question regarding insider trading should consult with the Compliance Department. Often, a single question can forestall disciplinary action or complex legal problems.

     5.  Tender Offers.  Tender offers represent a particular concern in the law
         -------------
of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Associates should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

     6.  Contact the Compliance Department.  To protect yourself, our clients,
         ---------------------------------
and Strong, you should contact the Compliance Department immediately if you believe that you may have received material, nonpublic information.

B.   PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING.  The following
     ---------------------------------------------------------
procedures have been established to aid Strong and all associates in avoiding insider trading, and to aid Strong in preventing, detecting, and imposing sanctions against insider trading. Every associate must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions about these procedures should be directed to the Compliance Department.

     1.  Initial Questions.  Before trading in the Securities of a company about
         -----------------
which an associate may have potential inside information, an associate, whether trading for himself or herself or others, should ask himself or herself the following questions:

         a.  Is the Information Material?  Is this information that an investor
             ----------------------------
     would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

         b.  Is the Information Nonpublic?  To whom has this information been
             -----------------------------
     provided? Has the information been effectively communicated to the market place by being published in Reuters, The Wall Street Journal or other
                                          -----------------------
     publications of general circulation?

     2.  Material and Nonpublic Information.  If, after consideration of the
         ----------------------------------
above, any associate believes that the information is material and nonpublic, or if an associate has questions as to whether the information is material and nonpublic, he or she should take the following steps:

         a.  Report the matter immediately to the Compliance Department.

         b. Do not purchase or sell the Securities either on the associate's own behalf or on the behalf of others.

         c. Do not communicate the information to anyone, other than to the Compliance Department.

         d. After the Compliance Department has reviewed the issue, the associate will be instructed to continue the prohibitions against trading and communication, or he or she will be allowed to trade and communicate the information.

     3.  Confidentiality.  Information in an associate's possession that is
         ---------------
identified as material and nonpublic may not be communicated to anyone, include persons within Strong, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed, access to computer files containing material, nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

     4.  Assistance of the Compliance Department.  If, after consideration of
         ---------------------------------------
the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Department before trading or communicating the information to anyone.

     5.  Reporting Requirement.  In accordance with Strong's Code of Ethics,
         ----------------------
every associate must arrange for the Compliance Department to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation for each Securities Transaction and periodic statement for each brokerage account in which such associate has a beneficial interest.

C.   INSIDER TRADING EXPLANATIONS.
     ----------------------------

     1.  Who is an Insider?  The concept of "insider" is broad.  It includes
         -----------------
officers, directors and associates of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the associates of such organizations. In addition, Strong may become a temporary insider. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

     2.  What is Material Information?  Trading on inside information is not a
         ----------------------------
basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. It need not be important that it would have changed the investor's decision to buy or sell. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Compliance Department.

          Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

          Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

          Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the United States
                -----------------
Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be
                -----------------------
favorable or unfavorable.

     3.   What is Nonpublic Information?  Information is nonpublic until it has
          -----------------------------
been effectively disseminated broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other
                                      -----------------------
publications of general circulation would be considered public.

     4.   What are the Penalties for Insider Trading?  Penalties for trading on
          ------------------------------------------
or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions;
(b) treble damages; (c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

          In addition to the foregoing, any violation of this Policy with Respect to Insider Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.


January 1, 1999

                                                                     Appendix 10

                     ELECTRONIC TRADING AUTHORIZATION FORM

Authorization has been granted to ____________________________ ("Access Person")

to open an Electronic Trading Account/1/ at ________________________________
("Brokerage Firm").

As a condition of approval, the Access Person agrees to the following requirements, relating to all Securities Transactions:

     1. All Securities Transactions as defined in the Code of Ethics, except those specifically exempt, must be precleared by the Compliance Department;

     2. All Securities Transactions will be placed and executed by the close of the same trading day that the authorization is granted, otherwise the authorization will expire. This includes Limit Orders. There will be no open "until filled" orders;

     3. The Access Person will provide the Compliance Department with documentation from the Internet Site that shows when the order was placed and executed.

     4. The Access Person will arrange for the Compliance Department to receive directly from the Electronic Trading Firm, duplicate copies of each confirmation for each Securities Transaction and periodic statements for each brokerage account in which the Access Person has a Beneficial Interest. The Access Person may not place trades on his or
                               ------------------------------------------------
          her own behalf until these arrangements have been made.
          -------------------------------------------------------

     5. The Access Person will comply with the Code of Ethics in all other respects.

I hereby agree to the terms and conditions stated above. Any abuse of this privilege may result in disciplinary action by the firm.


____________________________________________      ________________________
Access Person                                     Date


================================================================================

                                 AUTHORIZATION


____________________________________________      ______________________________
Director of Compliance (or designee)              Date

================================================================================

______________
/1/ Electronic Trading Account includes brokerage accounts where Securities Transactions are placed electronically via the Internet or the telephone.

                                                                     Appendix 11


TO:       ALL ACCESS PERSONS

FROM:     Director of Compliance

Subject:  Social Security Number/Tax ID Information

Strong's Code of Ethics requires the Compliance Department to monitor the personal investing activity of Access Persons, including investments in mutual funds. To assist in this, we ask that you please provide your Social Security Number, as well as the SSN of each member of your "Immediate Family". In
                                                   ----------------
addition, please list all accounts in which you may have a "Beneficial
                                                            ----------
Interest".
--------

(Please refer to your copy of the Code of Ethics for a definition of the underlined words.)

Please complete this form and return it to the Director of Compliance at your earliest convenience. Thank you for your cooperation.


________________________________________________________________________
(Print Name)              (SSN/TIN)


________________________________________________________________________
(Print Name)              (SSN/TIN)


________________________________________________________________________
(Print Name)              (SSN/TIN)


________________________________________________________________________
(Print Name)              (SSN/TIN)


________________________________________________________________________
(Print Name)              (SSN/TIN)


________________________________________________________________________
(Print Name)              (SSN/TIN)